INTERNATIONAL ASSETS REPORTS RECORD OPERATING REVENUE

New York - May 15, 2007 - International Assets Holding Corporation (the "Company"; NASDAQ: IAAC) today announced net income of $681,000 for the quarter ended March 31, 2007 ("Q2 2007"), compared to net income of $1,090,000 for the quarter ended March 31, 2006 ("Q2 2006"). The earnings per share for Q2 2007 was $0.08 ($0.08 diluted), compared with earnings per share for Q2 2006 of $0.14 per share ($0.13 diluted).

Operating revenues were a record $14,783,000 for Q2 2007, 64% higher than the operating revenues of $9,021,000 for Q2 2006. Further increases in commodity prices during the three months ended March 31, 2007 had a significant impact on the Company's earnings as reported under generally accepted accounting principles in the US ('GAAP'). The Company's operating revenues and earnings in Q2 2007 did not reflect a $1.7 million net increase in the unrealized gain in physical commodities inventory over the quarter because this gain is not included in the calculation of earnings under GAAP. Adjusted EBITDA increased 38% from $3,256,000 in Q2 2006 to $4,489,000 in Q2 2007. Total non-interest expenses increased by 71% to $11,752,000 for Q2 2007 from $6,859,000 for Q2 2006.

In comparison with the quarter ended December 31, 2006 ("Q1 2007"), operating revenues of $14,783,000 for Q2 2007 were 61% greater than operating revenues for Q1 2007 of $9,179,000. International equities market-making operating revenues increased by 26%, asset management by 56% and the Company recorded a loss in commodities trading in Q2 2007 that was 98% lower than that recorded in Q1 2007 largely due to the GAAP accounting treatment of this segment. Non-interest expenses increased 21% from $9,746,000 for Q1 2007 to $11,752,000 for Q2 2007, due largely to increased compensation and benefits. The Company recorded a net income of $681,000 for Q2 2007, compared with a net loss of $1,497,000 for Q1 2007. The basic and diluted earnings per share for Q2 2007 was $0.08 and the basic and diluted loss per share for Q1 2007 was $0.19 .

Total non-interest expenses for Q2 2007 increased by 71% over Q2 2006. The increase was attributable to increased variable compensation, the addition of new offices and the inclusion of INTL Consilium's expenses following consolidation of its accounts with effect from August 1, 2006. Interest expense increased by $1,274,000, from $477,000 for Q2 2006 to $1,751,000 for Q2 2007 reflecting higher borrowings as well as the interest related to the subordinated convertible notes issued in September 2006.

The weighted average number of shares outstanding increased from 7,561,000 for Q2 2006 to 8,026,000 for Q2 2007. On a diluted basis, the average number of shares increased from 8,241,000 for Q2 2006 to 8,729,000 for Q2 2007.

For the six months ended March 31, 2007 ("YTD 2007") the Company reported a net loss of $816,000 compared to net income of $2,136,000 for the six months ended March 31, 2006 ("YTD 2006"). The loss per share for YTD 2007 was $0.10 per share ($0.10 diluted), compared with $0.28 earnings per share ($0.26 diluted) for YTD 2006. Operating revenues for YTD 2007 increased by 38% to $23,962,000 from $17,347,000 for YTD 2006. Total non-interest expense for YTD 2007 increased by 66% to $21,498,000 from $12,977,000 for YTD 2006. Interest expense for YTD 2007 increased to $3,241,000 from $1,002,000 in YTD 2006.

Sean O'Connor, CEO, stated, "The Company has produced excellent results this quarter, in particular the international equities and asset management businesses. The expanded debt capital markets business is showing positive revenue growth and we are excited about the potential of the newly-acquired Gainvest group of companies in South America. While the unrealized gains in our commodities inventory continued to grow, though at a lesser pace then previously, we are very pleased with the commodities results."

Scott Branch, President, stated, "We are pleased that improved performance of our existing businesses has allowed us to absorb significant expansion costs in Dubai, Miami and Singapore. The $140 million syndicated loan facility announced by the Company in early May represents a big step forward in the Company's ability to finance some of our future growth."

Fiscal 2007: Second Quarter Results - Unaudited (*):
(In thousands, except earnings per share)	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006	% Change Three Months	Six Months Ended March 31, 2007	Six Months Ended March 31, 2006	% Change Six Months
(in $'000)	("Q2 2007")	("Q2 2006")		("YTD 2007")	("YTD 2006")

Operating revenues	$14,783	$9,021	64%	$23,962	$17,347	38%
Interest expense	1,751	477	267%	3,241	1,002	223%
Net revenues	13,032	8,544	53%	20,721	16,345	27%
Non-interest expenses	11,752	6,859	71%	21,498	12,977	66%
Income before income tax and minority interest	1,280	1,685	(24%)	(777)	3,368	(123%)
Income tax expense	469	595	(21%)	(283)	1,232	**
Minority interest	130	-	**	322	-	**
Net income	681	1,090	(38%)	(816)	2,136	**

Earnings per share (in $):
Basic	0.08	0.14	(43%)	(0.10)	0.28	**
Diluted	0.08	0.13	38%)	(0.10)	0.26	**
Weighted average number of common shares outstanding (in '000):
Basic	8,026	7,561	6%	7,951	7,499	6%
Diluted	8,729	8,241	6%	7,951	8,184	(3%)

(*) Condensed consolidated financial statements will be included in the Company's Form 10-Q to be filed today with the SEC. The Form 10-Q will also be made available on the Company's web site at www.intlassets.com.

(**) Comparison not meaningful.

The following table shows the Company's Adjusted EBITDA, together with a reconciliation to net income (loss). Adjusted EBITDA rather than EBITDA is a non-GAAP measure that is defined in certain of the Company's loan covenants. Adjusted EBITDA in Q2 2007 was 38% higher than in Q2 2006, and 58% higher in YTD 2007 than in YTD 2006.
	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006	Six Months Ended March 31, 2007	Six Months Ended March 31, 2006
(In thousands)
Adjusted EBITDA	$4,489	$3,256	$8,879	$5,633
Change in unrealized fair market gain in physical commodities inventory	(1,688)	(1,043)	(6,522)	(1,266)
Interest income	148	56	347	199
Interest expense	(1,751)	(477)	(3,241)	(1002)
Depreciation and amortization	(127)	(107)	(240)	(196)
Income tax	(811)	(595)	283	(1,232)
Minority shareholders	(130)	-	(322)	-
Net income (loss)	$681	$1,090	($816)	$2,136

The table below shows the segmental operating revenues for Q2 2007 and Q2 2006, their proportion of total operating revenues and the percentage change over the period:
(Dollar amounts in thousands)	Operating Revenues	Percentage of Total Operating Revenues	Operating Revenues	Percentage of Total Operating Revenues	Percentage Change in Operating Revenues
	Q2 2007	Q2 2007	Q2 2006	Q2 2006	2006-2007
International equities market-making	$7,326	49%	$4,992	55%	47%
International debt capital markets	1,276	9%	447	5%	185%
Foreign exchange	2,886	19%	3,149	35%	(8%)
Commodities trading	(47)	(0%)	198	2%	(124%)
Asset management	3,186	22%	182	2%	Not meaningful
Other	156	1%	53	1%	194%
Total Operating Revenues	$14,783	100%	$9,021	100%	64%

The table below shows the segmental operating revenues for YTD 2007 and YTD 2006, their proportion of total operating revenues and the percentage change over the period:
(Dollar amounts in thousands)	Operating Revenues	Percentage of Total Operating Revenues	Operating Revenues	Percentage of Total Operating Revenues	Percentage Change in Operating Revenues
	YTD 2007	YTD 2007	YTD 2006	YTD 2006	2006-2007
International equities market-making	$13,161	55%	$8,353	48%	58%
International debt capital markets	2,146	9%	1,325	8%	62%
Foreign exchange	5,482	23%	5,513	32%	(1%)
Commodities trading	(2,410)	(10%)	1,642	9%	(247%)
Asset management	5,225	22%	319	2%	Not meaningful
Other	358	1%	195	1%	84%
Total Operating Revenues	$23,962	100%	$17,347	100%	38%

About International Asset Holding Corporation (Nasdaq IAAC)

International Assets Holding Corporation and its subsidiaries (the "Company") form a financial services group focused on select international securities, foreign exchange and commodities markets, and on asset management. We commit our capital and expertise to market-making and trading of international financial instruments, currencies and commodities. The Company's activities are currently divided into five functional areas - international equities market-making, international debt capital markets, foreign exchange trading, commodities trading and asset management. Additional information regarding the Company is available on the Company's web site at www.intlassets.com.

Certain statements in this document may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve known and unknown risks and uncertainties, many of which are beyond the Company's control, including adverse changes in economic, political and market conditions, losses from the Company's market-making and trading activities arising from counterparty failures and changes in market conditions, the possible loss of key personnel, the impact of increasing competition, the impact of changes in government regulation, the possibility of liabilities arising from violations of federal and state securities laws and the impact of changes in technology in the securities and commodities brokerage industries. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reasonable assumptions, there can be no assurances that the actual results, performance or achievement of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

Contact: Scott Branch, President
International Assets Holding Corporation
New York, NY 10017
Scott Branch, Phone (888) 345-4685 x 335